Exhibit 10.2

EXECUTION VERSION

ASSIGNMENT OF CLAIMS AGREEMENT

ASSIGNMENT OF CLAIMS AGREEMENT (“Agreement”) dated as of March 14, 2013 (the “Effective Date”) by and between DHT Holdings, Inc. (“Seller”) and Citigroup Financial Products Inc. (“Purchaser,” Seller and Purchaser, collectively, the “Parties,” and each, a “Party”).

RECITALS

A.          Each of Alpha Suezmax Corporation (“Alpha”) and Overseas Shipholding Group, Inc. (“OSG,” and together with Alpha, the “Debtors”) filed a voluntary petition for relief in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) on November 14, 2012, commencing cases (the “Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”), administratively consolidated as case number 12-20000 (PJW).

B.          By Assignment of Claims Agreement and by Joinder to Assignment of Claims Agreement, each dated as of January 22, 2013, Seller acquired from DHT Maritime, Inc. and Newcastle Tanker Corporation (collectively, the “Original Holder”) the rights and claims underlying the Claims and the Transferred Rights (as defined below).

C.          On March 6, 2013, Seller filed a proof of claim in each of the Cases, claim numbers 95 and 97,1 (the “Proofs of Claim”) in respect of Seller’s claims against the Debtors, each in the aggregate amount of $13,848,807.74, plus attorneys’ fees, for damages arising from the rejection under Section 365 of the Bankruptcy Code of the bareboat charter agreement in respect of the vessel once named Besiktas TBR and renamed Overseas Newcastle, dated as of July 6, 2007, by and between Double Hull Tankers Inc. and Alpha, the obligations under which agreements OSG has guaranteed (the “Bareboat Charter,” and the claims arising from the rejection thereof, the “Claims”).  If, before distribution commences on the Claims, the Claims have been substantively consolidated into one of the Claims or the Debtors’ chapter 11 plan provides for a consolidated distribution on the Claims (“Consolidation”), then “Claim” and “Claims”, as used herein, shall refer to the single, consolidated Claim, and “Case” and “Cases”, as used herein, shall refer to the single Case under which the consolidated claim is administered.

D.          Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, the Transferred Rights (as defined herein below) on the terms and subject to the conditions set forth herein.

1 The Parties acknowledge that claim number 93, which was intended to be included as “Exhibit C” of claim number 97 against OSG, was erroneously docketed by the claims agent as an additional proof of claim by Seller against Alpha.  The Parties shall cooperate and make reasonable efforts to correct the error by having claim number 93 removed or withdrawn from the claims register in the Cases and correcting or amending claim number 97 to include the intended “Exhibit C.” The “Proofs of Claims” shall include claim number 93 unless and until it is removed or withdrawn from the claims register in the Cases.  Removal or withdrawal of claim number 93 as contemplated in this footnote shall not constitute a disallowance, reduction, subordination, offset or other impairment for the purposes of Section 3(f) of this Agreement.

AGREEMENT

In consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which the Parties hereby acknowledge, the Parties agree as follows:

1.           Acknowledgment of Claims Status.  Purchaser understands and acknowledges that the Claims have not, as of the date of this Agreement, been “allowed” as that term is used in the Bankruptcy Code.

2.           Assignment of the Claims.

(a)           In consideration of the mutual covenants and agreements in, the sufficiency of which is hereby acknowledged by the Parties, and upon the terms and subject to the conditions of, this Agreement:

(i)          subject to the satisfaction, or waiver by Seller, of the conditions in Section 4(a) hereof, Seller irrevocably sells, transfers, assigns, grants and conveys the Transferred Rights to Purchaser with effect on and after the Effective Date; and

(ii)         subject to the satisfaction, or waiver by Purchaser, of the conditions in Section 4(b) hereof, Purchaser irrevocably acquires the Transferred Rights with effect on and after the Effective Date.

(b)           As used herein, “Transferred Rights” means an undivided 100% interest in Seller’s and Original Holder’s right to and title and interest in:

(i)          the Claims;

(ii)         the Proofs of Claim (including all exhibits, attachments and supporting documentation relating thereto);

(iii)        each of the documents, agreements, bills and other documents (whether now existing or hereafter arising) that evidence, create or give rise to or affect in any material way the Claims (such documents, agreements, bills and other documents collectively hereinafter referred to as the “Claim Documents”);

(iv)        all rights to receive any cash, interest, fees, expenses, damages penalties and other amounts or property in respect of or in connection with the Claims, including, without limitation, any securities and other distributions made by Debtor in respect of the Claims under or pursuant to any plan of reorganization or liquidation in the Cases or otherwise;

(v)         any cause of action or claim of any nature whatsoever (including any “claim” as defined in Section 101(5) of the Bankruptcy Code), whether against the Debtors or any other party, arising out of the Claims;

(vi)        any voting right arising out of the Claims; and

(vii)       all proceeds of any kind under or in respect of the foregoing, including, without limitation, all cash, securities or other property distributed or payable on account thereof, or exchanged in return therefor.

(c)           Notwithstanding any other term of this Agreement, the sale and assignment of the Transferred Rights hereunder shall be deemed an absolute and unconditional assignment of the Transferred Rights for the purpose of collection and satisfaction, and not an assignment or transfer to or assumption by Purchaser of any obligation of Seller or Original Holder under or in connection with the Transferred Rights, any and all of which obligations are and shall remain Seller’s or Original Holder’s (as the case may be) obligations.

3.           Purchase Price and Payment.

(a)           The consideration to be paid by Purchaser to Seller under this Agreement (the “Purchase Price”) is set forth on Annex 1 hereto.

(b)           Upon execution and delivery of this Agreement by the Parties, and subject to satisfaction, or waiver by Purchaser, of the conditions set forth in Section 4(b), Purchaser shall pay an amount equal to the product of the Initial Payment Claim Amount and the Purchase Rate, in each case as set forth on Annex 1 hereto, (the “Initial Payment”) to Seller by wire transfer of immediately available funds to Seller’s account specified on Schedule 1.

(c)           For purposes of this agreement, an “Allowed Claim” is that portion, if any, of a Claim that is allowed by Final Order (defined below) as a fixed, liquidated, undisputed, general (unsubordinated) unsecured claim either (i) by a stipulation with the Debtor that is approved by order of the Bankruptcy Court or (ii) by final judicial determination of a court of competent jurisdiction.  “Final Order” means an order of the Bankruptcy Court or other court of competent jurisdiction that has not been reversed, stayed, modified or amended and as to which (A) any appeal, rehearing or other review has been finally determined in a manner that does not affect such order, or (B) the time to appeal or seek a rehearing or other review has expired and no appeal, motion for reconsideration has been timely filed, and which has therefore become final under applicable law and rule.

(d)           Promptly upon the satisfaction, or waiver by Purchaser, of the conditions set forth in Section 4(c) hereof, (i) to the extent that the Purchase Price is greater than the Initial Payment, Purchaser shall pay the Purchase Price, less the amount of the Initial Payment paid to Seller under Section 3(b) hereof, plus interest on the amount paid under this clause (i) from the Effective Date, at the Settlement Price Interest Rate set forth on Annex 1, (the “Settlement  Price”) to Seller by wire transfer of immediately available funds to Seller’s account specified on Schedule 1, and (ii) to the extent that the Purchase Price is less than the amount of the Initial Payment received by Seller, the provisions of Section 3(f) shall apply.

(e)           If either of the Claims is allowed by Final Order as a valid, allowable, enforceable, non-contingent, liquidated, unsubordinated and non-disputed claim in an amount in excess of the Initial Claim Amount (such excess, the “Additional Allowed Amount”), Purchaser may elect, in its sole and absolute discretion, at the time that it pays the Settlement Price, to purchase from Seller the Additional Allowed Amount for a price equal to the Additional Allowed Amount multiplied by the OSG Purchase Rate and/or the Subsidiary Purchase Rate, as applicable (or, in the event of Consolidation, the Purchase Rate), by paying such price by wire transfer to Seller’s account on Schedule 1 hereto.  Upon Purchaser’s purchase of any Additional Allowed Amount in accordance with the preceding sentence, the applicable “Claim” or “Claims” shall be deemed to include such Additional Allowed Amount for all purposes of this Agreement.

(f)           If (i) either of the Claims is disallowed, reduced, subordinated, offset, or otherwise impaired, in whole or in part, as determined by a Final Order, or any other set of circumstances exists that results in the disallowance, reduction, subordination, offset, or other impairment (in whole or in part) of the Claims without the possibility of appeal, or (ii) Purchaser is not substituted for Seller to the extent of the Claims (the portion, if any, of the Initial Payment Claims Amount affected by either of the foregoing, the “Impaired Portion”), then (A) promptly upon Purchaser’s demand, Seller shall refund to Purchaser an amount equal to the Impaired Portion multiplied by the OSG Purchase Rate and/or the Subsidiary Purchase Rate, as applicable (or, in the event of Consolidation, the Purchase Rate), plus interest from the date the Initial Payment was received at the Refund Interest Rate set forth on Annex 1, (B) if requested by Seller, Purchaser shall transfer, and shall execute and deliver to Seller or any other appropriate third party documentation as necessary in Seller’s reasonable discretion to document or provide evidence of such transfer, to Seller the Impaired Portion and the related Transferred Rights acquired by Purchaser under this Agreement, and (C) except as set forth in this paragraph, each Party shall be relieved of any further obligation under this Agreement with respect to the Impaired Portion and any portion of the Claims in excess of the Initial Payment Claim Amount.

4.           Conditions Precedent.

(a)           Seller’s obligation to sell, transfer, assign, grant, and convey the Transferred Rights to Purchaser shall be subject to the following conditions:

(i)           Purchaser’s representations and warranties set forth in this Agreement shall be true and correct as of the Effective Date;

(ii)          Purchaser shall have complied in all material respects with all covenants with which Purchaser is obligated under this Agreement to comply;

(iii)         Seller shall have received this Agreement duly executed and delivered by Purchaser; and

(iv)         Seller shall have received payment of the Initial Payment from Purchaser.

(b)           Purchaser’s obligations to pay the Initial Payment to Seller and to acquire the Transferred Rights shall be subject to the following conditions:

(i)           Seller’s representations and warranties set forth in this Agreement shall be true and correct in all material respects as of the Effective Date;

(ii)          Purchaser shall have received this Agreement duly executed and delivered by Seller; and

(iii)         Purchaser shall have received a transfer notice, in the form set forth as Exhibit A hereto, evidencing the transfer of each Claim to Purchaser as required under Bankruptcy Rule 3001(e) (the “Evidence of Transfer,” and together with this Agreement, the “Assignment Documents”), duly executed and delivered by Seller.

(c)           Purchaser’s obligations to pay the Settlement Price to Seller shall be subject to the following conditions:

(i)           Seller shall have complied in all material respects with all covenants with which Seller is obligated under this Agreement to comply; and

(ii)          each Claim shall have become an Allowed Claim;

5.           Mutual Representations of Seller and Purchaser.  Each of Seller and Purchaser hereby represents and warrants to the other Party, and to the other Party’s successors and assigns, as of the Effective Date, that:

(a)           it is duly organized and validly existing under the laws of its jurisdiction of organization, in good standing under such laws, and has full power and authority and has taken all action necessary to execute and deliver each Assignment Document and to perform its obligations under, and consummate the transactions contemplated by, each Assignment Document;

(b)           its making and performance of each Assignment Document does not and will not violate any law or regulation of the jurisdiction under which it exists, any other law applicable to it or any other agreement to which it is a party or by which it is bound;

(c)           it has duly and validly authorized, executed and delivered each Assignment Document, and each Assignment Document is legal, valid, binding and enforceable against it in accordance with its terms, subject to applicable laws governing bankruptcy, insolvency and creditors rights;

(d)           except for filings that are expressly contemplated by this Agreement, no consent, approval, filing or corporate, partnership or other action is required to be obtained or made by it as a condition to or in connection with execution, delivery and performance of this Agreement and the transactions contemplated herein;

(e)           it is an “accredited investor” as such term is defined in Regulation D under the U.S. Securities Act of 1933, as amended;

(f)           it acknowledges that (i) the other Party currently may have, and later may come into possession of, information relating to the Transferred Rights, the Debtor, or the Debtor’s affiliates or the status of the Cases that is not known to it and that may be material to a decision to buy or sell (as appropriate) the Transferred Rights (the “Excluded Information”), (ii) it has not requested that the Excluded Information be provided by the other Party and has agreed to proceed with the purchase or sale (as appropriate) of the Transferred Rights hereunder without receiving the Excluded Information, (iii) it is not relying on the other Party’s disclosure of information (other than information contained in any of the other Party’s representations and warranties), including Excluded Information, in making its decision to sell or purchase, as the case may be, and (iv) the other Party shall have no liability to it, and each Party waives and releases any claims that it might have against the other Party or the other Party’s officers, directors, employees, partners, members, shareholders, agents and controlling persons and their respective successors and assigns whether under applicable securities laws or otherwise, with respect to the nondisclosure of the Excluded Information; provided, however, that any Excluded Information of either Party shall not and does not affect the truth or accuracy of such Party’s representations or warranties in this Agreement; and

(g)           it has adequate information concerning the business and financial condition of the Debtor, the Transferred Rights and the status of the Cases to make an informed decision regarding the purchase or sale (as appropriate) of the Transferred Rights, and it has independently and without reliance on the other Party, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement.

6.           Additional Representations and Warranties of Seller.  Seller hereby represents and warrants to Purchaser, and to Purchaser’s successors and assigns, as of the Effective Date, that:

(a)           each Proof of Claim has been duly and timely filed in the applicable Case and has not been amended, modified, withdrawn or restated;

(b)           the factual basis for each Claim has been determined by the Seller in good faith and the statements set forth in each Proof of Claim are true and correct;

(c)           Seller is the sole legal and beneficial owner of and has good and marketable title to the Transferred Rights, free and clear of any and all liens, claims, security interests, participations, or encumbrances of any kind or nature whatsoever and will transfer to Purchaser such good and marketable title, free and clear of (i) liens and encumbrances of any kind, (ii) any legal, regulatory or contractual restriction on transfer or resale and (iii) any and all taxes, imposts and duties of any kind;

(d)           no payment or other distribution has been received by or on behalf of Seller or Original Holder in full or partial satisfaction of the Transferred Rights;

(e)           neither Seller nor Original Holder has previously sold, conveyed, transferred, assigned, participated, pledged or otherwise encumbered the Transferred Rights, in whole or in part, to any party (or agreed to do any of the foregoing), except for the transfer described in Section B of the Recitals;

(f)            neither Seller nor Original Holder has engaged or will engage in any acts, conduct or omissions, or had any relationship with the Debtor or its affiliates, that will result in Purchaser receiving in respect of the Transferred Rights proportionately less in payments or distributions or less favorable treatment than other holders of general unsecured claims against the Debtors;

(g)           neither Seller nor Original Holder has received any written notice, other than those publicly available in the Cases (if any) or otherwise, that the Transferred Rights are void or voidable or subject to any disallowance, reduction, impairment or objection of any kind;

(h)         neither Seller nor Original Holder is an “affiliate” or “insider” within the meaning of Sections 101(2) and 101(31), respectively, of the Bankruptcy Code and is not, and has not been, a member of any official or unofficial creditors’ committee appointed in the Cases;

(i)          neither Seller nor Original Holder Seller is, or has ever been, “insolvent” within the meaning of Section 1-201(23) of the Uniform Commercial Code or within the meaning of Section 101(32) of the Bankruptcy Code;

(j)          other than as required under clause 9 of each Bareboat Charter, neither Seller nor Original Holder has any obligation or liability to any Debtor, holds or held on the petition date for the Case any funds or property of any Debtor, or has effected or will effect any netting or setoff against any Debtor in respect of the Transferred Rights, in each case in any manner that would affect the Claims;

(k)         either (i) no interest in the Transferred Rights is being sold by or on behalf of one or more Benefit Plans (as defined below) or (ii) the transaction exemption set forth in one or more U.S. Department of Labor Prohibited Transaction Exemptions (“PTEs”), such as PTE 84- 14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds), and PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers) is applicable with respect to the sale of the Transferred Rights.  “Benefit Plan” means an “employee benefit plan” as defined in the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated under it (“ERISA”) and subject to Title I thereof, a “plan” as defined in Section 4975 of the United States Internal Revenue Code or any Entity whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the United States Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”;

(l)          each of the Claims is a valid, allowable, enforceable, non-contingent, liquidated, unsubordinated and non-disputed claim against the applicable Debtor, in an amount not less than the Initial Payment Claim Amount (provided, however, that the provisions of Section 3(f) shall be Purchaser's sole remedy for any breach of this Section 6(l));

(m)        Seller has provided to Purchaser true and complete copies of any Claim Documents, and other than the Claim Documents provided by Seller to Purchaser, there are no other contracts, documents, stipulations or orders that will materially and adversely affect the Transferred Rights or Purchaser’s rights hereunder;

(n)         each of Seller and Original Holder has fulfilled or will fulfill all of its obligations to Debtor under, and has not breached any terms or provisions of, the Claim Documents (including, without limitation, any payment obligations arising out of clause 9 of each Bareboat Charter);

(o)          the Transferred Rights are not and will not be subject to any counterclaim, defense or claim or right of setoff, reduction, recoupment, impairment, avoidance, subordination or equitable subordination;

(p)          neither Seller nor Original Holder received any payments, security interests or other transfers from any Debtor during the 91 days prior to the petition date for the Cases that will have a material adverse effect on the Transferred Rights or Purchaser’s rights hereunder;

(q)          other than the Cases and the proceedings thereunder, no proceedings are pending against Seller or Original Holder or, to the best of Seller’s knowledge, threatened against Seller or Original Holder before any relevant governmental authority that, in the aggregate, will materially and adversely affect the Transferred Rights or any obligations of Seller under this Agreement;

(r)           it is aware that the Purchase Price may differ both in kind and amount from any distributions ultimately made in connection with any plan of reorganization confirmed by the Bankruptcy Court in the Case; and

(s)          neither Seller nor any of its subsidiaries, nor, to the best knowledge of Seller, any director, officer, employee, affiliate or person associated with or acting on behalf of Seller or any of its subsidiaries or any agent acting on behalf of Seller or any of its subsidiaries in connection with the Transferred Rights or the transactions contemplated by this Agreement is, or is directly or indirectly owned or controlled by, an individual or entity (a “Person”) that (A) has been subjected to any sanctions (i) administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, Her Majesty’s Treasury and the Foreign and Commonwealth Office of the United Kingdom, the Russian Federation or other relevant sanctions authority, or (ii) pursuant to the U.S. Iran Sanctions Act, as amended (collectively, “Sanctions”), nor (B) is located or organized within, or doing business or operating from, a country or territory that is, or whose government is, the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria).  Seller will not directly or indirectly use, or lend, contribute or otherwise make available to any subsidiary, joint venture partner or other Person, any portion of the Purchase Price (or any purchase price in respect of an Additional Allowed Amount), (i) to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including Seller and Purchaser).

7.           Additional Representations and Warranties of Purchaser.  Purchaser hereby represents and warrants to Seller, and to Seller’s successors and assigns, as of the Effective Date, that:

(a)           Purchaser is entitled to receive any payments and distributions to be made to it hereunder without the withholding of any tax and will furnish to Seller such forms, certifications, statements and other documents as Seller may request from time to time to evidence Purchaser’s exemption from the withholding of any tax imposed by any jurisdiction or to enable Seller to comply with any applicable laws or regulations relating thereto;

(b)           without in any way diminishing the representations and warranties made by Seller in this Agreement, Seller has furnished Purchaser with such information as Purchaser has requested in connection with its investigation, and Purchaser is assuming all risk with respect to the sufficiency of such information;

(c)           it is aware that the Purchase Price may differ both in kind and amount from any distributions ultimately made in connection with any plan of reorganization confirmed by the Bankruptcy Court in the Case; and

(d)           either (i) no interest in the Transferred Rights is being acquired by or on behalf of an Entity that is, or at any time while the Transferred Rights are held thereby will be, one or more Benefit Plans or (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds), and PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers) is applicable with respect to the purchase and holding of the Transferred Rights and the exercise of Purchaser’s rights thereunder.

8.           Indemnification and Standard of Liability.

(a)           Seller agrees to indemnify, defend and hold Purchaser and Purchaser’s respective officers, directors, employees, partners, members, shareholders, agents and controlling persons and their respective successors and assigns (collectively, the “Purchaser Indemnitees”) harmless from and against any and all expenses, losses, claims, damages, suits, proceedings, objections and liabilities (collectively, “Losses”), which are actually incurred by one or more of the Purchaser Indemnitees, including, but not limited to, attorneys’ fees and expenses, incurred as a result of or in connection with (i) the breach of any of Seller’s representations, warranties, agreements or covenants set forth in this Agreement or (ii) any obligation of Seller, Original Holder or Purchaser to disgorge, in whole or in part, or otherwise reimburse (by setoff or otherwise) any Debtor or any other person or entity for any payments, distributions, property, setoffs or recoupments received, applied or effected by or for the account of Seller or Original Holder under or in connection with the Claims.

(b)           Purchaser agrees to indemnify, defend and hold Seller and Seller’s officers, directors, employees, partners, members, shareholders, agents and controlling persons and their respective successors and assigns (collectively, the “Seller Indemnitees”) harmless from and against any and all Losses which are actually incurred by one or more of the Seller Indemnitees, including, but not limited to, attorneys’ fees and expenses, incurred as a result of or in connection with the breach of any of the representations, warranties, agreements or covenants of Purchaser set forth in this Agreement.

9.           Authority and Further Actions.

(a)           Except with respect to any Prosecution Rights (defined below) retained and reserved by Seller in accordance with 9(b) hereof, Seller hereby irrevocably appoints Purchaser as its true and lawful attorney-in-fact solely with respect to the Transferred Rights, and authorizes Purchaser to act in Seller’s name, place and stead, to demand, sue for, compromise and recover all such amounts which are, or may hereafter become, due and payable for or on account of the Transferred Rights herein assigned.  Seller hereby grants Purchaser all authority that Seller has the power to grant to do all things necessary to enforce the Transferred Rights and Seller’s rights thereunder.  Seller agrees that, the powers granted in this Section 9(a) are discretionary in nature and exercisable at the sole option of Purchaser.  Purchaser shall have no obligation to prove, defend, or take any affirmative action with respect to proving the validity or amount of the Transferred Rights.  Seller agrees to take such further action with respect to the Transferred Rights in the Case as Purchaser may reasonably request from time to time.  Notwithstanding the foregoing, Seller shall not be obligated to take any action which Seller determines in good faith is not permitted under applicable law, rule, regulation, or order.

(b)           Seller shall retain and reserve all right and authority to prosecute the Proof of Claim in the Case, including to amend the Proof of Claim, subject to the further requirements of this paragraph, and otherwise to seek the Claim’s allowance against the Debtor by a court of competent jurisdiction (the “Prosecution Rights”) and shall diligently act as necessary, in its reasonably exercised discretion and in good faith, to prove, defend, or otherwise to act to establish the validity and amount of the Claim, in each case at Seller’s own expense, and Purchaser hereby appoints Seller as its agent and its true and lawful attorney-in-fact solely to the extent necessary or desirable in that regard.  In the event an objection to the Proof of Claim is received, Seller shall immediately notify Purchaser in writing and shall take such further action, at Seller’s own expense, as may be necessary or desirable to uphold and defend the Proof of Claim and seek the Claim’s allowance in the Case.  Seller shall not modify, amend, compromise or settle the Transferred Rights without the prior written consent of Purchaser.  In performing any of its obligation under this section and in otherwise complying with its obligations under this Agreement, Seller hereby covenants and agrees to act reasonably at all times and to endeavor to maximize the amount of the Claim and to minimize the amount of time in which all components of the Transferred Rights are quantified and paid.  Upon the Claim becoming an Allowed Claim, Seller shall have no further obligations under this Section 9(b).  Notwithstanding the foregoing, at any time from and after March 31, 2014, Purchaser may (but is not obligated to), by notice to Seller, opt to take direct control of the prosecution of the Proof of Claim and the negotiation, stipulation, settlement or other resolution of the Claim, in which case Seller’s power pursuant to this paragraph (including its appointment as Purchaser’s attorney-in-fact) shall be terminated, and Seller shall cooperate with Purchaser to effectively transition such direct control to Purchaser.

(c)           Except as set forth in Section 9(b) hereof, Seller consents to the substitution of Seller by Purchaser for all purposes in the Cases, including, without limitation, for voting and distribution purposes with respect to the Transferred Rights.  Purchaser agrees to file, promptly after the Effective Date, the Evidence of Transfer with the Bankruptcy Court in accordance with Federal Rule of Bankruptcy Procedure 3001(e).  Seller agrees to forward promptly to Purchaser all notices received from the Debtor, the Bankruptcy Court or any third party with respect to the Transferred Rights assigned herein.  In the event an objection to the Claim is received by Seller, Seller shall promptly notify Purchaser in writing.

(d)           Seller agrees that any distributions or payments that Seller or Original Holder receives on account of the Transferred Rights on or after the Effective Date, whether in the form of cash, securities, instruments or any other property, shall constitute property of Purchaser to which Purchaser has an absolute right.  Seller shall hold such property in trust and will deliver to Purchaser any such property in the same form received, together with any endorsements or documents necessary to transfer such property to Purchaser within three business days of receipt in the case of cash and five business days in the case of any other form of property.  Should all or any portion of the distributions on account of the Transferred Rights not be assignable by Seller to Purchaser, then Seller grants to Purchaser a participation interest in the Transferred Rights or such distributions, in accordance with applicable law.

10.           Miscellaneous.

(a)           Further Assurances.  Seller agrees to execute and deliver, or cause to be executed and delivered (including, without limitation, by causing Original Holder to execute and deliver), all such instruments and documents (including, without limitation, any supporting documents evidencing the Transferred Rights), and to take all such action as Purchaser may reasonably request, promptly upon the request of Purchaser and at Purchaser’s expense, to effectuate the intent and purpose of, and to carry out the terms of, this Agreement and to cause Purchaser, its successors and assignees, to become the legal and beneficial owner and holder of the Transferred Rights.

(b)           Further Transfers.  Seller hereby acknowledges that Purchaser may at any time reassign any or all of the Transferred Rights, together with all right, title and interest of Purchaser in and to this Agreement.

(c)           Survival.  All representations, warranties, covenants and agreements contained herein shall survive the Effective Date and the execution, delivery and performance of this Agreement and any sale, assignment, participation or transfer by Purchaser of any or all of the Transferred Rights, and shall inure to the benefit of Seller, Purchaser and their respective successors and assigns (as applicable).  The obligations of Seller and Purchaser contained herein shall continue and remain in full force and effect until fully paid, performed and satisfied.

(d)           Interest.  If either Party fails to make a payment or distribution to the other Party within the time period specified in this Agreement, the Party failing to make full payment of any amount when due shall, upon demand by the other Party, pay such amount due together with interest on it for each day from (and including) the date when due to (but excluding) the date when actually paid at a rate per annum equal to LIBOR plus 0.5%.  As used in this Agreement, “LIBOR” means the offered rates by Reference Banks (as defined below) for deposits in U.S. Dollars for a period of one month which appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the day on which it is first to be determined and reset thereafter on the first day of each month on which commercial banks are customarily open for dealings in deposits in U.S. Dollars in the London interbank market.  The rate shall be the arithmetic mean of quotations provided by Citibank, JPMorgan Chase Bank, Bank of America and Deutsche Bank (the “Reference Banks”); provided, however, that if some but not all of the four quotations are available but at least two quotations appear on the Reuters Screen LIBO Page, the rate shall be the arithmetic mean of such quotations.  If fewer than two quotations appear, the rate shall be determined by Seller in good faith.

(e)           No Set-Off.  Each payment to be made by either Party hereunder shall be made without set-off, counterclaim or deduction of any kind.

(f)           Governing Law; Jurisdiction; Service of Process.  This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, without giving effect to any conflict of laws provision thereof that would require the application of the law of another jurisdiction.  For purposes of any dispute arising out of or relating to this Agreement, each Party submits to the jurisdiction of the federal and state courts located in the County of New York, State of New York and agrees that any litigation relating thereto shall be brought only in such courts.  Each Party consents to service of process by certified mail at its address listed in Schedule 2 hereto.

(g)           Counterpart Execution.  This Agreement may be executed in any number of counterparts, each of which, when so executed and delivered, shall be an original, but all of which, together, constitute one and the same instrument.  Transmission by facsimile or electronic mail of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

(h)           WAIVER OF JURY TRIAL.  THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THAT THEY MAY HAVE TO TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION, OR IN ANY LEGAL PROCEEDING, DIRECTLY OR INDIRECTLY BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(i)           Notices.  All demands, requests, notices, consents, and communications hereunder shall be in writing and shall be deemed to have been duly given when delivered to the recipient by hand or by an internationally recognized courier service or if sent electronically, such as in portable document format, when receipt has been confirmed electronically or otherwise.  All notices shall be delivered to the applicable address set forth on Schedule 2 hereto, or such other address as may be furnished hereafter by notice in writing.  All payments by Seller to Purchaser and Purchaser to Seller under this Agreement shall be made in the lawful currency of the United States by wire transfer of immediately available funds to Seller or Purchaser, as applicable, in accordance with the wire instructions specified in Schedule 1.

(j)           Integration.  This Agreement, together with any annexes, schedules and exhibits hereto, constitutes the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersedes all prior agreements, understandings or representations pertaining to the subject matter hereof, whether oral or written.  There are no warranties, representations or other agreements between the Parties in connection with the subject matter hereof except as specifically and expressly set forth herein.

(k)           Captions and Headings.  The captions and headings in this Agreement are for convenience only and are not intended to be full or accurate descriptions of the contents thereof.  Such captions and headings shall not be deemed to be part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provision hereof.

(l)           Severability.  If any provision of this Agreement or any other agreement or document delivered in connection with this Agreement, if any, is partially or completely invalid or unenforceable in any jurisdiction, then that provision shall be ineffective in that jurisdiction to the extent of its invalidity or unenforceability, but the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, all of which shall, to the extent otherwise consistent with the intent of the Parties, be construed and enforced as if that invalid or unenforceable provision were omitted, nor shall the invalidity or unenforceability of that provision in one jurisdiction affect its validity or enforceability in any other jurisdiction.

(m)           Confidentiality.  Each Party agrees that except (i) as may be compelled by legal process, by an order, judgment or decree of a court of other governmental authority of competent jurisdiction, (ii) as requested by bank regulators or as otherwise required under applicable law or (iii) disclosures to its own or any affiliate’s employees, officers, directors, professionals or representatives, it shall not disclose to any person the terms and conditions of this Agreement or any document executed or delivered in connection herewith, except that Purchaser may disclose this Agreement (but not the Purchase Price or Purchase Rate) to any prospective purchaser or transferee of all or any portion of the Transferred Rights, provided that such prospective purchaser or transferee shall be advised of and agree to be bound by either the provisions of this Section 10(m) or other provisions at least as restrictive as this Section 10(m).

(n)           Amendments.  No amendment of any provision of this Agreement shall be effective unless it is made in writing and signed by the Parties, and no waiver of any provision of this Agreement, nor consent to any departure by either Party from it, shall be effective unless it is made in writing and signed by the affected Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(o)           Waivers.  No failure on the part of either Party to exercise, and no delay in exercising, any right hereunder or under any related document shall operate as a waiver thereof by such Party, nor shall any single or partial exercise of any right hereunder or under any other related document preclude any other or further exercise thereof or the exercise of any other right.  The rights and remedies of each Party provided herein and in other related documents (i) are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law and (ii) are not conditional or contingent on any attempt by such Party to exercise any of its rights under any other related documents against the other Party or any other entity.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first stated above.

DHT Holdings, Inc.

By:	/s/ Eirik Ubøe
Name: Eirik Ubøe
Title: Chief Financial Officer

Citigroup Financial Products Inc.

By:	/s/ Brian S. Broyles
Name: Brian S. Broyles
Title Authorized Signatory

[Signature Page to Assignment of Claims Agreement]

ANNEX 1

Purchase Price and Interest Rates

The “Purchase Price” shall be the product of (i) the Purchase Rate (defined below) and (ii) the amount of the Allowed Claims in U.S. Dollars, and the “Settlement Price” is the Purchase Price, less the amount of the Initial Payment paid to Seller under Section 3(b) hereof, plus interest on the amount paid under Section 3(d)(i) from the Effective Date, at the Settlement Price Interest Rate.

The “Initial Claim Amount” shall be $13,848,807.74.

The “Initial Payment Claim Amount” shall be $5,539,523.10.

The “Purchase Rate” shall be 33.25%.

The “OSG Purchase Rate” shall be 33.0%.

The “Subsidiary Purchase Rate” shall be 0.25%.

The Initial Payment is $1,841,891.43 (representing the product of the Initial Payment Claim Amount and the Purchase Rate).

The “Settlement Price Interest Rate” shall be 1.0% per annum.

The “Refund Interest Rate” shall be 2.0% per annum.

EXHIBIT A

EVIDENCE OF TRANSFER OF CLAIM

TO: Clerk, United States Bankruptcy Court, District of Delaware

DHT Holdings, Inc., a corporation organized under the laws of the Marshall Islands, with offices at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda (“Seller”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the terms of an Assignment of Claims Agreement dated as of the date hereof, does hereby certify that it has unconditionally and irrevocably sold, transferred and assigned to Citigroup Financial Products Inc., its successors and assigns, with offices located at 388 Greenwich Street, New York, NY 10013 (“Buyer”), all right, title and interest in and to the claim of Seller against [______], evidenced by the proof of claim docketed as Claim No.  [____] (the “Claim”) in the United States Bankruptcy Court for the District of Delaware, Case No. 12-20000 (PJW) (Jointly Administered).

Seller hereby waives any notice or hearing requirements imposed by Rule 3001 of the Federal Rules of Bankruptcy Procedure, and stipulates that an order may be entered recognizing the assignment evidenced by this Evidence of Transfer of Claim as an unconditional assignment and Buyer herein as the valid owner of the Claim.  You are hereby requested to make all future payments and distributions, and to give all notices and other communications, in respect of the Claim to Buyer.

IN WITNESS WHEREOF, Seller and Buyer have executed this Evidence of Transfer of Claim as of the ____ day of March, 2013.

DHT HOLDINGS, INC.

WITNESS:

By:
(Signature)

Name:	Name:
Title:	Title:
(Print name and title of witness)	Tel.:

CITIGROUP FINANCIAL PRODUCTS INC.

WITNESS:

By:
(Signature)	(Signature of authorized corporate officer)

Name:	Name:
Title:	Title:
(Print name and title of witness)	Tel:

SCHEDULE 1

Wire Instructions

Seller:
Bank: DNB
Account No.: [intentionally omitted]
BIC: [intentionally omitted]
IBAN: [intentionally omitted]

Purchaser:
Through:	Citibank, N.A., NY
ABA No.:	[intentionally omitted]
A/C Name:	Citigroup Financial Products Inc.
A/C No.:	[intentionally omitted]
Reference:	OSG claims/DHT
Attention:	Kenneth Keeley

SCHEDULE 2

Notice Addresses

Seller:
c/o DHT Management AS
Haakon VIIs GT.1, 6th floor
POB 2039 Vika, 0125 Oslo
Norway
Attention: Eirik Ubøe (eu@dhtankers.com)
Telephone: +47 2311 5080
Facsimile: +47 2311 5081
E-mail: eu@dhtankers.com

Purchaser:
Citigroup Financial Products Inc.
388 Greenwich Street
New York, NY 10013
USA
Attention: Paul Palange
Telephone: +1 (212) 723-6501
Facsimile: +1 (201) 299-3034
E-mail: paul.palange@citi.com